SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLUE MARTINI SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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BLUE MARTINI SOFTWARE, INC.

2600 Campus Drive

San Mateo, California 94403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2004

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Blue Martini Software, Inc., a Delaware corporation. The meeting will be held on Friday, June 4, 2004 at 10:00 a.m. local time at our headquarters at 2600 Campus Drive, San Mateo, California 94403 for the following purposes:

1.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 26, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Eric C. Jensen
Secretary

San Mateo, California

May 7, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

BLUE MARTINI SOFTWARE, INC.

2600 Campus Drive

San Mateo, California 94403

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

June 4, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Blue Martini Software, Inc. is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about May 7, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 26, 2004 will be entitled to vote at the annual meeting. On this record date, there were 12,069,733 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 26, 2004, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 26, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors to hold office until the 2007 Annual Meeting of Stockholders; and

•	Ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004.

What are the recommendations of our Board of Directors?

Our Board of Directors recommends that you vote your shares:

•	“For” the election of each of the nominees for director to hold office until the 2007 Annual Meeting of Stockholders;

•	“For” the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004.

How do I vote?

You may either vote “For” all the nominees to our Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Blue Martini. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 26, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, agents, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 2600 Campus Drive, San Mateo, California 94403.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. A broker non-vote refers to a particular proposal for which a broker or bank does not have the authority to vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes will be elected. Broker non-votes will have no effect on the results of the election.

•	To be approved, Proposal No. 2 to ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004 must receive a “For” vote from the majority of shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the results of the voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding stock entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 12,069,733 shares of our common stock outstanding and entitled to vote. Thus, 6,034,867 shares of our common stock must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2004, to Eric Jensen, Secretary, c/o Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403. If you wish to submit a proposal that is not to be included in next year’s proxy materials or to nominate a director, you must submit your proposal between March 6, 2005 and April 5, 2005. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the authorized number of directors.

Our Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2004. One of these directors, Andrew Verhalen, has elected not to stand for reelection to our Board of Directors. The other two directors in the class whose term expires in 2004, Mel Friedman and Amal Johnson, are nominees for election at the annual meeting. Both of these nominees are currently a director of Blue Martini, but neither have been previously elected by our stockholders. Both Mr. Friedman and Ms. Johnson were recommended for election to our Board of Directors by our other non-management directors. If elected at the annual meeting, both of these nominees would serve until the 2007 Annual Meeting and until the director’s successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to invite nominees for election as a director to attend the annual meeting. One of the nominees for election as a director at the 2003 Annual Meeting of Stockholders, Monte Zweben, attended the 2003 Annual Meeting of Stockholders. The other nominee, Dominic Gallello, did not attend.

The following is a brief biography of each nominee for director and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

Mel Friedman, age 65, has served as a director since May 2002. Mr. Friedman retired as Senior Vice President of Customer Advocacy at Sun Microsystems Inc. in July 2002 after serving in that position since July 2000. From 1989 through 2000, Mr. Friedman served in several other roles for Sun Microsystems, including President of their Microelectronics Division, Vice President of Worldwide Operations for their Systems Operation, Vice President of West Coast Operations and Vice President of Supply Management. Mr. Friedman currently serves on the board of directors of Electroglas, Inc.

Amal Johnson, age 51, has served as a director since January 2004. Most recently, Ms. Johnson was a venture partner of Lightspeed Venture Partners, focusing on enterprise software and infrastructure, having joined as a general partner in 1999. Previously, Ms. Johnson was President of Baan Supply Chain Solutions from January 1998 to December 1998, President of Baan Affiliates from January 1997 to December 1997, and President of Baan Americas from October 1994 to December 1996. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from August 1993 to July 1994 and held executive positions at IBM 1977 to June 1993. Ms. Johnson currently serves on the boards of directors of MAE Software, Inc. and Alibris.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Dennis Carey, age 57, has served as a director since July 2002. Mr. Carey has served as Executive Vice President of Motorola, Inc. and President and Chief Executive Officer of Motorola’s Integrated Electronic Systems Sector since November 2002. Prior to Motorola, Mr. Carey served as Executive Vice President of Business Development, Strategy and Corporate Operations for The Home Depot, Inc. from May 2001 to March 2002. He joined Home Depot in May 1998 as Executive Vice President and Chief Financial Officer and served in that capacity until May 2001. From 1994 to 1998, Mr. Carey was employed by AT&T Corp. in several roles, most recently as Vice President and General Manager, Corporate Productivity and Mergers and Acquisitions from December 1996 to May 1998.

William Zuendt, age 57, has served as a director since August 1998. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company, a bank holding company, and its principal subsidiary, Wells Fargo Bank in 1997 after serving in that position since 1994. Mr. Zuendt currently serves on the board of directors of Advent Software, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

Monte Zweben, age 40, has served as our Chairman and Chief Executive Officer since June 1998. From November 1997 to June 1998, Mr. Zweben was an Entrepreneur in Residence at Matrix Partners and Institutional Venture Partners, two venture capital firms. From October 1996 to November 1997, Mr. Zweben was Vice President and General Manager at PeopleSoft, Inc., a provider of enterprise applications. From 1992 to December 1996, Mr. Zweben was Chairman, President and Chief Executive Officer of Red Pepper Software Company. From September 1986 to December 1992, Mr. Zweben was the Deputy Branch Chief of the NASA Ames Research Center’s Artificial Intelligence Branch. Mr. Zweben currently serves on the boards of directors of the School of Computer Science at Carnegie Mellon University and Advent Software, Inc.

Dominic Gallello, age 49, has served as a director since April 2003. Since September 2003, Mr. Gallello has served as President and CEO of Graphisoft. From October 2002 to April 2003, Mr. Gallello served as Executive Vice President, Corporate Development for Macromedia, Inc. Mr. Gallello joined Macromedia in October 2001, initially responsible for Macromedia’s Rich Media Division and serving as Executive Vice President, Products from June 2002 until October 2002. Before joining Macromedia, Mr. Gallello served as CEO of RedSpark, Inc., a provider of enterprise supply chain software, from its May 2000 inception as a spinoff of Autodesk Inc. to October 2001. Mr. Gallello joined Autodesk in 1992 and served in a number of executive positions there, including Vice President of Asia-Pacific, Vice President of the Manufacturing Solutions Group, and Executive Vice President of the Design Solutions Group.

Gary A. Wetsel, age 58, has served as a director since March, 2004. Mr. Wetsel has served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corp. since April 2002. From February 2000 to April 2002, Mr. Wetsel served as Vice President and Chief Financial Officer for Zhone Technologies, Inc. From 1998 to February 2000, Mr. Wetsel served as President and Chief Executive Officer of Warpspeed Communication Corp. Before Warpspeed, Mr. Wetsel held senior executive positions with several high-tech companies, including Wyse Technologies, Inc., Borland International, Inc., Octel Communications Corporation, Ungermann-Bass, Inc. and Rolm Corporation.

LEGAL PROCEEDINGS

Beginning in July 2001, Blue Martini, Mr. Zweben, Mr. Verhalen and Mr. Zuendt, certain of our former officers and directors and Goldman Sachs and the other underwriters of our initial public offering, or IPO, were named as defendants in several class action shareholder complaints filed in the United States District Court for the Southern District of New York, consolidated under the title In re Blue Martini Initial Public Offering Securities Litigation. The plaintiffs claim that the defendants violated the federal securities laws because our IPO registration statement and prospectus allegedly contained untrue statements of material fact or omitted material facts regarding the compensation to be received by, and the stock allocation practices of, the IPO underwriters. The plaintiffs seek unspecified monetary damages and other relief. Similar complaints were filed in the same Court against hundreds of other public companies that conducted IPOs of their common stock since the mid-1990s. On August 8, 2001, all IPO-related lawsuits were consolidated for pretrial purposes before United States Judge Shira Scheindlin of the Southern District of New York. In accordance with Judge Scheindlin’s orders, we did not answer the complaint, and no discovery was served. Also in accordance with Judge Scheindlin’s orders, plaintiffs filed amended consolidated complaints on April 19, 2002. We joined in a global motion to dismiss the IPO Lawsuits on July 15, 2002. On or about October 9, 2002, our directors and officers were dismissed without prejudice pursuant to a stipulated dismissal and tolling agreement between the plaintiffs and certain individual defendants. On November 1, Judge Scheindlin presided over an all-day hearing on the global motions to dismiss. On February 19, 2003, Judge Scheindlin issued a ruling on the global motion to dismiss; with respect to us, the motion was granted in part and denied in part. In June 2003, we joined in a tentative global settlement that would, among other things, result in the dismissal with prejudice of all claims against all issuers and their officers and directors in the IPO-related lawsuits, and the assignment to plaintiffs of certain potential claims that the issuers may have against their IPO underwriters. The tentative settlement provides that, in the event that the plaintiffs ultimately recover less than $1 billion in settlement or judgment against the underwriter defendants in the IPO-related lawsuits, the plaintiffs would be entitled to payment by each participating issuer’s insurer of a pro rata share of any shortfall in the plaintiffs’ guaranteed recovery. The tentative settlement does not involve any payment or admission of wrongdoing by us. In July 2003, pursuant to the authorization of the Litigation Committee of our Board of Directors, we entered into a non-binding memorandum of understanding reflecting the settlement terms described above. In September 2003, in connection with the possible settlement, our officers and directors described above who had entered tolling agreements with the plaintiffs agreed to extend those agreements so that they would not expire prior to any settlement being finalized. Although we have approved this settlement proposal in principle, it remains subject to a number of procedural conditions, as well as formal approval by the court.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

Consistent with these considerations, all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Zweben, our CEO.

BOARD COMMITTEES AND MEETINGS

In April 2004, our Board of Directors documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for our Audit Committee, Compensation Committee and Nominating Committee, may be viewed on the investor relations section of our corporate website at www.bluemartini.com.

As required under new Nasdaq listing standards, Blue Martini’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Board has designated William Zuendt as our lead independent director to preside over meetings of our independent directors. Persons interested in communicating with the independent directors about their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Blue Martini Software, Inc. at 2600 Campus Drive, San Mateo, California 94403. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Corporate Governance, Litigation or Nominating Committee.

During 2003, our Board of Directors held six meetings and acted by written unanimous consent twice. The Board has five committees: an Audit Committee, a Compensation Committee, a Litigation Committee, a Corporate Governance Committee and a Nominating Committee. The following table provides membership and meeting information for 2003 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance	Litigation	Nominating
Monte Zweben
Dennis Carey	X
Mel Friedman	X	X	X	X	X
Dominic Gallello			X	X	X
Amal Johnson (1)		X
Andrew Verhalen		X
Gary A. Wetsel (2)	X
William Zuendt	X		X		X
Total meetings in fiscal year 2003	8	5	N/A(3)	2	3

(1)	Ms. Johnson joined the Board in January 2004.
(2)	Mr. Wetsel joined the Board in March 2004.
(3)	The Corporate Governance Committee was established in February 2004.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Each member of each committee meets the applicable rules and regulations regarding “independence” and each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Blue Martini.

Audit Committee

The Audit Committee of our Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Blue Martini audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Blue Martini regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly SEC filings; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. The Audit Committee also provides oversight assistance in connection with legal and ethical compliance programs as established by management and our Board of Directors, oversees several aspects of our corporate governance functions on behalf of our Board of Directors and makes recommendations to our Board of Directors regarding corporate governance issues. During 2003, the Audit Committee met eight times. The Audit Committee has adopted a written Audit Committee Charter, which was amended February 27, 2003 and is attached as Appendix A to these proxy materials. Our Audit Committee Charter can also be found on the investor relations section of our corporate website at www.bluemartini.com.

Four directors comprise the Audit Committee: Mr. Carey, Mr. Friedman, Mr. Wetsel and Mr. Zuendt. All members of our Audit Committee are independent (as independence is currently defined in Rule 4200(a)(15) and Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board of Directors has determined that Mr. Carey qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Carey’s level of knowledge and experience based on a number of factors, including his formal education and extensive executive experience for public reporting companies.

Compensation Committee

The Compensation Committee reviews and approves the overall compensation strategy and policies for Blue Martini. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer, recommends to the Board, in consultation with the Nominating Committee, the compensation for independent Board members; and has full power and authority to administer our stock option and purchase plans, stock bonus plans, deferred compensation plans and other similar programs. We also have a Non-Officer Stock Option Committee that may award stock options to employees who are not officers. Three directors currently comprise the Compensation Committee: Mr. Friedman, Ms. Johnson and Mr. Verhalen. Mr. Verhalen is not standing for reelection as a director and will conclude his service with the Compensation Committee following the annual meeting. All members of the Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). During 2003, the Compensation Committee met five times and acted by unanimous written consent once.

Corporate Governance Committee

The Corporate Governance Committee is responsible for developing a set of corporate governance principles, overseeing and reviewing the processes and procedures used by Blue Martini to provide information to the Board and its committees, assessing the performance of the Board and establishing procedures to consider stockholder recommendations and proposals. Three directors comprise the Corporate Governance Committee: Mr. Friedman, Mr. Gallello and Mr. Zuendt. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Corporate Governance Committee was formed in February 2004.

Litigation Committee

The Litigation Committee reviews and directs our decisions regarding currently pending litigation filed in connection with our IPO, including reviewing any settlement proposals and investigating any claims, and the merits of such claims, brought in our name. Two independent directors who were not members of our Board of Directors at the time of our IPO comprise the Litigation Committee: Mr. Friedman and Mr. Gallello. During 2003, the Litigation Committee met two times.

Nominating Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of Blue Martini, reviewing and evaluating incumbent directors, selecting candidates for election to the Board of Directors and making recommendations to the Board regarding the membership of the committees of the Board. Our Nominating Committee charter can be found on the investor relations section of our corporate website at www.bluemartini.com. Three directors comprise the Nominating Committee: Mr. Friedman, Mr. Gallello and Mr. Zuendt. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). During 2003, the Nominating Committee met three times.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in the director’s field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Committee retains the right to modify these qualifications from time to time in consultation with the Board. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Blue Martini, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts, a professional search firm, or both to compile a list of potential candidates. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee by majority vote. The Nominating Committee has retained the services of Christian & Timbers to assist in the process of identifying or evaluating director candidates, including Gary A. Wetsel. To date, the Nominating Committee has not rejected a timely director nominee from any stockholder(s) holding more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to our website.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of our officers, directors and employees. The Code of Conduct is available on the investor relations section of our website at www.bluemartini.com. If we make any substantive change to the Code of Conduct or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the change or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of our Board of Directors is composed of four independent directors and operates under a written charter adopted by our Board of Directors. This charter is attached as Appendix A. The members of the Audit Committee are Mr. Zuendt, Mr. Carey, Mr. Friedman and Mr. Wetsel. Subject to stockholder ratification, the Audit Committee selected KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004.

Management is responsible for our internal controls and the financial reporting process. KPMG, the independent auditors, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and KPMG. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG, including a conversation of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with KPMG that firm’s independence.

Based on the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee

William F. Zuendt

Dennis Carey

Mel Friedman

Gary A. Wetsel

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blue Martini under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG has audited our financial statements since our inception in 1998. Representatives of KPMG are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent auditors. However, the Audit Committee of our Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in Blue Martini’s best interests and those of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS’ FEES

The following table represents aggregate fees billed to Blue Martini for fiscal years ended December 31, 2003 and 2002, by KPMG, our principal accountant. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year
	2003		2002
Audit Fees	$308,000		$309,600

Audit-Related Fees	—		$17,000	(1)

Tax Fees	$161,000	(2)	$200,600	(3)

All Other Fees	—		—

Total Fees	$469,000		$527,200

(1)	Fees related to audit of 401(k) Plan.
(2)	Fees related to the preparation and review of fourth quarter federal and state estimated taxes for December 31, 2002, preparation of California returns for the years ended December 31, 2000, 2001 and 2002 for Blue Martini Software LLC, tax planning and services for Europe and Australia and income tax return preparation for employees who worked overseas.
(3)	Fees related to tax compliance for the United States, Europe and Hong Kong, miscellaneous federal and employee tax issues and income tax return preparation for employees who worked overseas.

The Audit Committee approved all fees described above and believes that the payment of such fees is compatible with maintaining the auditor’s independence. During 2003, all of the hours expended on our audit by KPMG were provided by KPMG’s permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES.

In 2003, the Audit Committee established its current policy regarding pre-approval of all audit and permissible non-audit services provided by our independent auditors, KPMG. This policy mandates: (i) that a budget and plan for both audit and non-audit services be provided to the Audit Committee and (ii) that no auditor engagements for non-audit services may be entered into without pre-approval of the Audit Committee. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The policy also prohibits our auditors from performing services that are prohibited pursuant to Section 201 of the Sarbanes Oxley Act of 2002, which includes services such as bookkeeping services, financial systems consulting services and internal audit services.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the ownership of our common stock as of February 15, 2004 by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all of our executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days of February 15, 2004. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 11,873,016 shares of our common stock outstanding as of February 15, 2004. Unless otherwise indicated, the address for each listed stockholder is c/o Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403. All amounts shown are adjusted to reflect a one-for-seven reverse stock split of all outstanding shares of our common stock, which was effective on November 13, 2002.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
DIRECTORS AND EXECUTIVE OFFICERS
Monte Zweben (2)	3,671,184	30.6%
Eran Pilovsky (3)	95,451	*
Mary Hamershock (4)	84,750	*
Claire Hough (5)	56,368	*
Robert Cell (6)	308,908	2.5%
Dennis Carey (7)	25,555	*
Mel Friedman (8)	27,637	*
Dominic Gallello (9)	23,857	*
Amal Johnson (10)	50,000	*
Andrew Verhalen (11)	38,481	*
Gary Wetsel (10)	50,000	*
William Zuendt (12)	202,525	1.7%
All directors and executive officers as a group (12 persons)(13)	4,634,716	36.4%
5% STOCKHOLDERS
Entities Affiliated with CCM Master Fund, Ltd.	932,142	7.9%
One North Wacker Drive – Suite 4725
Chicago, IL 60606

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Represents 3,134,051 shares held by Monte Zweben, Trustee of The Zweben Family Revocable Trust UTA dated 10/17/97, as amended, 413,142 shares held by The Zweben Family Limited Partnership and 123,991 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004.
(3)	Includes 78,856 shares issuable upon exercise of vested options within 60 days of February 15, 2004.

(4)	Includes 81,611 shares issuable upon exercise of vested options within 60 days of February 15, 2004.
(5)	Includes 52,261 shares issuable upon exercise of vested options within 60 days of February 15, 2004.
(6)	Includes 273,468 shares issuable upon exercise of vested options within 60 days of February 15, 2004.
(7)	Represents 25,555 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004.
(8)	Represents 27,637 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004.
(9)	Includes 23,571 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004.
(10)	Represents 50,000 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004.
(11)	Includes 10,049 shares held by Andrew Verhalen, Trustee of the Andrew W. Verhalen and Janet L. Brownstone 1989 Trust Agreement Dated December 1, 1989 and 28,390 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004. Also includes 42 shares held by trust of minor children of Mr. Verhalen. Mr. Verhalen disclaims beneficial ownership of the shares held by trust of his minor children except to the extent of his pecuniary interest therein.
(12)	Includes 27,676 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004.
(13)	Includes 843,016 shares issuable upon exercise of vested and unvested exercisable options within 60 days of February 15, 2004. See footnotes (2) through (12) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Blue Martini. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that two reports, covering an aggregate of two transactions, were filed late by Mr. Cell.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Directors who are not employees of Blue Martini receive cash compensation for service on our Board of Directors and our committees of the Board. Each non-employee director serving on our Board receives an annual retainer of $25,000 following the close of our annual meeting, plus $2,000 for each meeting of the Board and $1,000 for each meeting of a committee of the Board they attend, payable quarterly. In addition, our directors are eligible for reimbursement for expenses incurred in connection with attendance at Board of Directors and committee meetings.

Each of our non-employee directors also receives stock option grants under our 2000 Non-Employee Directors’ Stock Option Plan (which shall be referred to as the “Directors’ Plan”). Only non-employee directors or an affiliate of such directors (as defined in the U.S. Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by us not to qualify as incentive stock options under the U.S. Internal Revenue Code. Option grants under the Directors’ Plan are non-discretionary.

Pursuant to the Directors’ Plan, new non-employee directors joining our Board of Directors following our 2003 Annual Meeting are automatically granted an option to purchase 50,000 shares of our common stock (the “Initial Grants”). New non-employee directors who joined our Board in 2003 before our 2003 Annual Meeting were automatically granted an option to purchase 3,571 shares of our common stock on the same terms as the Initial Grants. On the day after each annual meeting of our stockholders, each non-employee director on our Board of Directors as of the annual meeting is automatically granted an option to purchase up to 20,000 shares of our common stock (the “Annual Grants”). The exercise price per share of each new option granted under the Directors’ Plan is the fair market value of a share of our common stock on the date of the option grant. The Initial Grants may be exercised immediately but are not vested until the date upon which the optionee (or an affiliate of the optionee) has provided one year of continuous service to us following the date of grant of such option; after one year of service, 1/3rd of the shares subject to the grant vest and 1/36th of the shares subject to the grant vest each month thereafter. The Annual Grants may be exercised immediately but vest 1/12th each month after the date of the grant. The term of options granted under the Directors’ Plan is ten years. In the event of a merger of Blue Martini with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving Blue Martini, the vesting of each option granted under the Directors’ Plan will accelerate 50% and the option will terminate if not exercised prior to the consummation of the transaction.

In addition to the non-discretionary grants under the Directors’ Plan, non-employee directors who joined our Board of Directors before our 2003 Annual Meeting were granted an additional option under our 2000 Equity Incentive Plan during 2003. Mr. Carey, Mr. Friedman, Mr. Gallello, Mr. Verhalen and Mr. Zuendt were granted, respectively, an option to purchase up to 43,000, 41,000, 46,000, 42,000 and 42,000 shares of our common stock, at an exercise price of the fair market value of a share of our common stock on the date of the option grant. Such options vest 1/3rd after one year of service and 1/36th per month thereafter for two more years.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2003:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus	Other Compensation(1)		Restricted Stock Awards	Securities Underlying Options (2)(3)(#)

Monte Zweben Chairman and Chief Executive Officer	2003 2002 2001	$300,000 225,000 225,000	$35,000 — —	— — —		— — —	— 35,714 —

Eran Pilovsky (4) Chief Financial Officer	2003 2002	225,000 166,944	28,583 —	— $15,000	(5)	— —	50,000 125,384

Mary Hamershock Vice President of Human Resources	2003 2002 2001	179,479 145,833 137,692	40,500 15,634 19,875	— — —		— — —	— 117,969 —

Claire Hough (6) Vice President of Product Development	2003 2002	225,000 31,586	10,152 —	— —		— —	— 142,857

Robert Cell (7) Former Chief Operating Officer	2003 2002 2001	300,000 250,000 170,000	100,000 9,375 22,500	— — —		— — —	125,000 239,541 —

(1)	As permitted by rules promulgated by the Securities and Exchange Commission (“SEC”), no amounts are shown with respect to certain “perquisites” where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.
(2)	All share numbers have been adjusted to reflect a one-for-seven reverse split of all outstanding shares of our common stock, effected November 13, 2002.
(3)	We have not issued any stock appreciation rights.
(4)	Mr. Pilovsky joined Blue Martini in March 2002 and was promoted to Chief Financial Officer in August 2003. Mr. Pilovsky’s annualized salary was $190,000 in 2002 and $225,000 in 2003.
(5)	Represents amounts received as a consultant to Blue Martini before joining us as an employee.
(6)	Ms. Hough joined Blue Martini in November 2002 as our Vice President of Product Development. Her annualized salary was $225,000 in 2002.
(7)	Mr. Cell served as our Chief Operating Officer from April 2003 until the termination of his services with us in February 2004. Mr. Cell also served as our Chief Financial Officer from January 2002 through April 2003 and our Vice President of Corporate Development from March 2000 through January 2002.

STOCK OPTION GRANTS AND EXERCISES

We grant options to our executive officers under our 2000 Equity Incentive Plan (the “2000 Equity Incentive Plan”). We also have a 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”; collectively with the 2000 Equity Incentive Plan, the “Plans”). As of April 15, 2004, options to purchase a total of 3,550,728 shares were outstanding under the Plans and options to purchase 6,531,555 shares remained available for grant under the Plans. The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, each of the executive officers listed in the Summary Compensation Table.

The potential realizable value is calculated based on term of the option and the market value at the time of grant. Based on the rules promulgated by the Securities and Exchange Commission, we have assumed a stock appreciation of 5% and 10% from the date of the grant. These assumptions do not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the fair market value of our common stock at the time of grant;

•	assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table from the date of grant of the options until the expiration of the options; and

•	subtracting from that result the total option exercise price.

The shares listed in the following table under “Number of Securities Underlying Options Granted” are subject to vesting as set forth below. Each of the options has a ten-year term, subject to earlier termination if the optionee’s service with us ceases.

Percentages shown under “Percent of Total Options Granted to Employees in FY 2003” are based on an aggregate of 1,594,071 options granted to our employees and directors under the Plans during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted		Percent of Total Options Granted in FY2003	Exercise or Base Price Per Share	Market Price of Stock at Time of Grant	Expiration Date
							5%	10%
Mr. Zweben	—		—	—	—	—	—	—
Mr. Pilovsky	50,000	(1)	3.1%	$3.94	$3.94	08/05/13	$123,892	$313,967
Ms. Hamershock	—		—	—	—	—	—	—
Ms. Hough	—		—	—	—	—	—	—
Mr. Cell	50,000	(1)(3)	3.1%	$2.70	$2.70	03/04/13	$84,901	$215,155
	75,000	(2)(3)	4.7%	$3.00	$3.00	05/15/13	$141,501	$358,592

(1)	Options vest over a four-year period, 25% after one year and 1/48th per month thereafter.
(2)	Options vest in full in the event that we record three consecutive quarters of pro-forma profitability or upon the fourth anniversary of the grant date.
(3)	Prior to Mr. Cell’s departure, no shares had vested.

AGGREGATED OPTION EXERCISES DURING 2003 AND OPTION VALUES

AT DECEMBER 31, 2003

The following table presents the aggregate option exercises during 2003 and the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2003.

Amounts shown under the columns “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2003” are based on a price of $4.95 per share, which was the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2003, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. Certain stock options granted to our employees allow for the early exercise of those options. All options exercised early are subject to repurchase by us at the original exercise price, upon the optionee’s cessation of service prior to the vesting of the shares.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In- the-Money Options at December 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Zweben	—	—	121,428	42,857	$0	$0
Mr. Pilovsky	—	—	76,415	98,969	137,234	148,524
Ms. Hamershock	18,684	$9,342	70,153	35,798	120,487	86,063
Ms. Hough	—	—	38,691	104,166	58,810	158,332
Mr. Cell	—	—	252,965	186,933	427,536	441,227

(1)	“In-the-money” options are options with exercise prices below the market price of our common stock at December 31, 2003.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

We have entered into agreements with Monte Zweben, our Chairman and Chief Executive Officer, Eran Pilovsky, our Chief Financial Officer, Mary Hamershock, our Vice President of Human Resources, Claire Hough, our Vice President of Product Development, and Robert Cell, our former Chief Operating Officer.

Mr. Zweben’s agreement provides that if he is terminated without cause not in connection with a change of control, we will pay him a cash payment equal to six months of his base salary and target bonus and extend the period of time to exercise any vested options to twenty-four months after termination. If Mr. Zweben is terminated without cause within twelve months after a change of control, we will pay him a cash payment equal to twelve months of his base salary and target bonus, accelerate the vesting of 50% of his unvested options and extend the period of time to exercise any vested options to forty-eight months after termination.

Mr. Pilovsky’s agreement provides that if he is terminated without cause not in connection with a change of control, we will pay him a cash payment equal to three months of his base salary and target bonus and extend the period of time to exercise any vested options to eighteen months. If Mr. Pilovsky is terminated without cause within twelve months after a change of control, we will pay him a cash payment equal to six months of his base salary and target bonus, accelerate the vesting of 50% of his unvested options and extend the period of time to exercise any vested options to thirty-six months after termination.

Ms. Hough’s agreement provides that if she is terminated without cause, we will pay a cash payment equal to six months of her base salary.

In January 2004, we terminated Mr. Cell’s services as an officer of Blue Martini. Upon his termination and pursuant to the terms of his employment agreement, we entered into a separation agreement pursuant to which Mr. Cell released any possible claims against Blue Martini arising from his termination and we paid Mr. Cell a lump sum severance payment equal to $275,000 (representing six months of his base salary and target bonus), extended the period of time to exercise any of Mr. Cell’s vested option grants to twenty-four months after his termination, and accelerated the vesting of 35,441 shares of one of the unvested options held by Mr. Cell.

In March 2004, we entered into an agreement with Ms. Hamershock under which we will pay her $45,000 upon the June 4, 2004 termination of her employment.

2000 Equity Incentive Plan. In the event of (i) a dissolution, liquidation or sale of substantially all of our assets, (ii) a merger in which Blue Martini is not the surviving entity or (iii) a reverse merger in which Blue Martini is the surviving corporation but the shares outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then (1) any surviving or acquiring corporation shall assume rights outstanding under the 2000 Equity Incentive Plan or shall substitute similar rights for those outstanding under the 2000 Equity Incentive Plan or (2) with respect to those employees whose service continues following a transaction described above, if any surviving or acquiring corporation does not assume such rights or substitute similar rights, the vesting of such rights and the time during which such rights may be exercised will accelerate and terminate if not exercised prior to such transaction.

In addition, in the event of (i) any consolidation or merger of Blue Martini with or into another entity in which our stockholders immediately before the transaction own less than 50% of the surviving entity’s securities immediately after the transaction, (ii) any transaction or series of related transactions in which more than 50% of our voting power is transferred or (iii) the sale, lease, license or other disposition of all or substantially all of our assets, (collectively, a “Securities Acquisition”), the vesting of options outstanding under the 2000 Equity Incentive Plan held by employees whose service continues following the Securities Acquisition will be accelerated 50%.

If an employee’s service with us terminates without cause within twelve months of a change of control in which more than 30% of the voting power of Blue Martini is transferred or we sell or lease substantially all of our assets, then the employee may exercise any vested portion of his or her options within the earlier of eighteen months or the expiration of the term of the options.

2000 Employee Stock Purchase Plan. In the event of (i) a dissolution, liquidation or sale of substantially all of our assets, (ii) a merger in which Blue Martini is not the surviving entity or (iii) a reverse merger in which Blue Martini is the surviving corporation but the shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume rights outstanding under the 2000 Employee Stock Purchase Plan or shall substitute similar rights for those outstanding under the 2000 Employee Stock Purchase Plan, or (2) if any surviving or acquiring corporation refuses to assume such rights or to substitute similar rights, then, as determined by our Board of Directors in its sole discretion, such rights may continue in full force and effect or the participants’ accumulated payroll deductions may be used to purchase shares immediately prior to the transaction described above under the ongoing offering and the participants’ rights under the ongoing offering will thereafter be terminated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)

Our Board of Directors has delegated to the Compensation Committee the authority to establish and oversee our compensation programs. The Compensation Committee is currently comprised of three independent directors: Mr. Friedman, Ms. Johnson and Mr. Verhalen. Mr. Verhalen is not standing for reelection as a director and will conclude his service with the Compensation Committee following the annual meeting. The Compensation Committee is responsible for: (i) determining and approving the compensation and other terms of employment of our Chief Executive Officer; (ii) reviewing and approving the compensation of our executive officers and other senior management; (iii) administering our executive and overall compensation plans, programs and policies; (iv) determining the most effective total executive and overall compensation strategy based upon our business needs and consistent with stockholders’ interests; (v) monitoring corporate performance and its relationship to compensation of employees and executive officers; and (vi) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

The policies of the Compensation Committee with respect to executive officers, including our Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of our executive officers, the Compensation Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

1.	We pay base salaries that are generally competitive with other computer software companies with which we compete for talent. To ensure that our salaries are sufficient to attract and retain highly qualified executives and other key employees, we regularly compare our salaries with those of our competitors and set salary parameters based on this review;

2.	We provide opportunities for cash bonuses based on the achievement of specific operating goals and high levels of performance; and

3.	We provide significant equity-based incentives pursuant to our 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan to ensure that our executive officers and key employees are motivated to achieve our long term goals.

Base Salary

The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other computer software companies with which we compete for personnel. Base salary represents the fixed component of the executive compensation program. The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for our executive officers, other than our Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed based on an annual review of executive salaries at comparable software companies. The annual plan also takes into account past performance and expected future contributions of the individual executive.

Cash Bonuses

Our policy is to maintain annual cash incentive bonus programs to reward certain executive officers and other key employees for attaining defined performance goals. In determining bonus amounts for executive officers, consideration is given to Blue Martini’s performance and individual performance.

Guaranteed Compensation

In order to retain and motivate several key employees following corporate restructurings, we guaranteed certain employees, including each of the executive officers listed on the Summary Compensation Table, certain severance amounts in the event that they are terminated without cause. See “Employment, Severance and Change of Control Agreements.”

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blue Martini under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Equity Compensation

We established our 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan to provide all of our employees, including executive officers, with an opportunity to share, along with our stockholders, in our long-term performance. The Compensation Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for our management, growth and future success with an opportunity to increase their ownership of Blue Martini and potentially gain financially from our stock price increases. The interests of our stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the Compensation Committee, giving them the right to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of our 2000 Equity Incentive Plan. Outstanding options held by executive officers generally vest four years and expire ten years from the date of grant. We have used stock options as the primary incentive to attract and motivate our executive officers. The goal of the Compensation Committee is to provide equity compensation for executive officers, including the Chief Executive Officer, at levels that are appropriate in view of compensation levels at other companies in our industry. Within such range, option amounts are based on salary grade within Blue Martini and the achievement of overall company and individual performance goals as discussed above. After considering the criteria relating to awarding stock options and the stock options already held by certain executive officers, the Compensation Committee determined that two executive officers, Mr. Pilovsky and Mr. Cell would receive new option grants in the fiscal year ended December 31, 2003. Those awards were made in connection with the respective promotions of Mr. Pilovsky and Mr. Cell to motivate them and to bring their option holdings in line with other similarly situated executive officers at other companies in our industry. Such options generally vest over a period of at least four years; however, an aggregate of 75,000 options granted to Mr. Cell in May 2003 would have vested in full in the event that we recorded three consecutive quarters of pro-forma profitability or upon the fourth anniversary of the grant date if Mr. Cell was still employed by us through such time.

Chief Executive Officer Compensation

The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for Monte Zweben, our Chairman and Chief Executive Officer. Mr. Zweben’s base salary in 2003 was $300,000, an increase of $75,000 from 2002. Mr. Zweben also received a bonus of $35,000 in 2003 for his performance in 2002. The Compensation Committee increased Mr. Zweben’s base salary and awarded a bonus for his performance in 2002 to maintain the overall competitiveness of Mr. Zweben’s compensation package. Under our executive compensation program, the total compensation mix for senior executives includes longer-term rewards in the form of stock options. In light of our corporate performance in 2002, Mr. Zweben did not receive a new stock option grant in 2003.

Federal Tax Considerations Section

Section 162(m) of the U.S. Internal Revenue Code limits Blue Martini to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the code. The Compensation Committee has determined to satisfy the requirements for “performance-based compensation” with respect to compensation awarded to our executive officers to the extent then practicable.

Summary

The Compensation Committee believes that the compensation of executives by Blue Martini is competitive with the compensation programs provided by other software companies with which we compete for executives and employees and appropriate in light of the challenges facing Blue Martini. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of Blue Martini on behalf of our stockholders.

COMPENSATION COMMITTEE

Mel Friedman

Amal Johnson

Andrew Verhalen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our Compensation Committee currently consists of Mr. Friedman, Ms. Johnson and Mr. Verhalen. No current member of the Compensation Committee is an officer or employee of Blue Martini and no executive officer of Blue Martini serves as a member of a compensation committee of any entity that has one or more executives serving as a member of Blue Martini’s Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash from our initial public offering on July 25, 2000 for (i) our common stock (initial public offering price of $140/share); (ii) the Nasdaq Stock Market—U.S. Index; and (iii) the Nasdaq Computer and Data Processing Index. All values assume reinvestment of the full amount of all dividends and are adjusted to give retroactive effect to our Reverse Split, which was effected November 13, 2002.

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*

AMONG BLUE MARTINI SOFTWARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

* $100 invested on 7/25/00 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blue Martini under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Blue Martini, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. Please see Page 5, “Legal Proceedings”, for a description of current actions and proceedings involving certain of our officers and directors by reason of their positions with us as officers and directors.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Eric C. Jensen
Secretary

May 7, 2004

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are Blue Martini Software stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, and direct your written request to Tracy Vernali, Investor Relations, Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403 or contact Tracy Vernali at 1-800-258-3627.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of the our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to Investor Relations, Blue Martini Software, Inc., 2600 Campus Drive, San Mateo, California 94403, or upon email request to IR@bluemartini.com.

APPENDIX A

BLUE MARTINI SOFTWARE, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

February 27, 2003

PURPOSE AND POLICY

The primary purpose of the Audit Committee shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”). The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board, oversee all aspects of the Company’s corporate governance functions on behalf of the Board and make recommendations to the Board regarding corporate governance issues. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s management.

COMPOSITION

The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and experience requirements of the Nasdaq National Market (“Nasdaq”) applicable to audit committee members as in effect from time to time when and as required by Nasdaq. To the extent mandated by the requirements of Nasdaq, at least one member of the Committee shall be a “financial expert” within the meaning of such requirements.

MEETINGS AND MINUTES

The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expense, but at the direction and oversight of the Committee, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

AUDIT COMMITTEE RESPONSIBILITIES

The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including direct oversight of the Auditors) on behalf of the Board and to report the results of these activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or deviate from these activities as appropriate under the circumstances:

RESPONSIBILITIES: AUDIT AND AUDITORS

1. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2. To review and determine the engagement of the Auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.

3. To review and approve the retention of the Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefore, authority for which may be delegated to one or more Audit Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

4. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding Audit Committee preapproval of employment by the Company of individuals formerly employed by the Company’s Auditors and engaged on the Company’s account.

RESPONSIBILITIES: FINANCIAL STATEMENTS AND SEC FILINGS

7. To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K.

8. To discuss with the Auditors and management results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates) the nature of significant risks and exposures, any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61.

9. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

10. To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11. To review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information (including the use of pro forma information) to be disclosed or the type of presentation to be made.

RESPONSIBILITIES: ACCOUNTING AND OTHER COMPANY POLICIES

12. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

13. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

RESPONSIBILITIES: COMPANY/AUDITOR COMMUNICATIONS AND RELATIONSHIP

14. To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

15. To review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter.

16. To review with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17. To review with the Auditors and management, and ultimately to resolve, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.

18. To confer with the Auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting and disclosure controls in effect, including any special audit steps taken in the event of material control deficiencies.

19. Periodically, to meet in separate sessions with the Auditors and senior management to discuss any matters that the Audit Committee, the Auditors or senior management believe should be discussed privately with the Committee.

RESPONSIBILITIES: INQUIRIES, COMPLAINTS, AND COMPLIANCE

20. To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies.

23. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Conduct, including review and approval of insider and affiliated-party transactions.

24. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

RESPONSIBILITIES: PROXY REPORT AND CORPORATE GOVERNANCE

25. To submit the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

27. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28. To develop with management, and participate in, a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company.

29. To oversee and review the processes and procedures used by the Company to provide information to the Board and its committees.

RESPONSIBILITIES: GENERAL

30. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

MANAGEMENT RESPONSIBILITIES

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Audit Committee.

BLUE MARTINI SOFTWARE, INC.

2600 Campus Drive

San Mateo, California 94403

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2004

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 4, 2004 and the Proxy Statement and hereby appoints Monte Zweben and Eran Pilovsky each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated on the reverse side, all shares of common stock of Blue Martini Software, Inc. (the “Company”) held of record by the undersigned on April 26, 2004 at the 2004 Annual Meeting of Stockholders to be held at 2600 Campus Drive, San Mateo, California 94403 on June 4, 2004 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL

NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY

DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED,

THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

FOLD AND DETACH HERE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE SIDE	SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: (1) Mel Friedman and (2) Amal Johnson.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE’S NAME BELOW:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2004.

☐ FOR

☐ AGAINST

☐ ABSTAIN

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE